SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2009

Charter Communications, Inc.
(Exact name of registrant as specified in its charter)

(Debtor - In - Possession as of March 27, 2009)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

000-27927	43-1857213
(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri 63131
(Address of principal executive offices including zip code)

(314) 965-0555
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 27, 2009, Charter Communications, Inc., (the “Company”), its subsidiaries and certain of its affiliates filed voluntary petitions in the United States Bankruptcy Court for the Southern District of New York  (the “Bankruptcy Court”) seeking relief under the provisions of Chapter 11 of Title 11 of the United States Code.  Prior to filing the petitions in Bankruptcy Court and as part of its pre-arranged joint plan of reorganization (as amended, the "Plan"), the Company had entered into separate Restructuring Agreements (as amended, the "Restructuring Agreements"), with certain of its noteholders and with Mr. Paul G. Allen, the Company's chairman and primary shareholder.  The Restructuring Agreements were previously filed by the Company on Form 8-K on February 13, 2009.  Among other things, the Restructuring Agreements are subject to termination if the effective date of the Plan shall not have occurred on or before September 30, 2009.

On September 29, 2009, the parties to the Restructuring Agreements each entered into a Second Amendment to the Restructuring Agreement so that each of the Restructuring Agreements, as amended, are now subject to termination if the effective date of the Plan shall not have occurred on or before October 14, 2009.

The Second Amendments to the Restructuring Agreements are available at www.kccllc.net/charter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Charter Communications, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

                               CHARTER COMMUNICATIONS, INC.
                               Registrant

Dated: October 5, 2009

By:/s/ Kevin D. Howard Name: Kevin D. Howard Title: Vice President, Controller and Chief Accounting Officer